Exhibit 10.20

EXECUTION DOCUMENT

ESCROW AGREEMENT

This Escrow Agreement (“Agreement”) is dated as of the 23 day of July, 2007 among Penthouse Media Group, Inc., a Nevada corporation (the “Company”), the Investors identified on Schedule A hereto (each an “Investor,” and collectively the “Investors”), and Moses & Singer LLP (the “Escrow Agent”):

W I T N E S S E T H:

WHEREAS, the Company and Investors have entered into the Series B Convertible Preferred Stock Purchase Agreement (defined below) providing for the sale by the Company to the Investors, from time to time during the period commencing as of the date of the Series Purchase Agreement the date of this Agreement through and including September 30, 2007, of an aggregate of up to $5,000,000 of its Series B Convertible Preferred Stock (the “Preferred Stock”) in the amounts set forth on Schedule A hereto; and

WHEREAS, the parties hereto require the Company to deliver the Preferred Stock against payment therefor, with the Escrowed Funds (defined below) to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1

Definitions.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

(a)

“Agreement” means this Agreement (including the exhibits and schedules hereto) and all amendments made hereto and thereto by written agreement between the parties;

(b)

“Escrowed Payment” means one or more payments in the aggregate up to $5,000,000;

(c)

“Purchase Price” shall mean up to $5,000,000;

(d)

“Series B Convertible Preferred Stock Purchase Agreement” means that certain Securities Purchase Agreement (and the exhibits thereto), dated as of May 29, 2007, by and among the Company and Investors in reference to the sale and purchase of the Preferred Stock; and

(e)

“Standard Terms” means the Moses & Singer LLP Standard Terms for All Escrow Agreements attached hereto as Exhibit A.

1.2

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the escrow created hereunder and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

1.3

Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4

Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5

Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6

Law Governing This Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7

Specific Enforcement, Consent to Jurisdiction.  The Company and Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company and Investor hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1

Investor Deliveries.  Upon execution of the Securities Purchase Agreement, each Investor shall deliver to the Escrow Agent the amount set forth for such Investor in Schedule A.  The Escrowed Payments will be delivered pursuant to the following wire transfer instructions:

[                                       ]

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2.2

Company Deliveries.  From time to time, the Company shall deliver to the Escrow Agent a request for release of the Escrowed Payment, in whole or in part, (the “Company Release Request”) in the form of Exhibit B attached hereto, together with certificates representing the shares of Preferred Stock to be issued to the Investors as set forth in such Company Release Request to be delivered by the Escrow Agent pursuant to such Company Release Request.

2.3

Intention to Create Escrow Over Escrowed Payment.  The Investor and Company intend that the Escrowed Payment shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4

Escrow Agent to Deliver Escrowed Payment and Preferred Stock.  The Escrow Agent shall hold and release the Escrowed Payment and deliver the Preferred Stock only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF ESCROWED PAYMENT

3.1

Release of Escrow.  Subject to the provisions in the Standard Terms, the Escrow Agent shall release the Escrowed Payment and the Preferred Stock as follows:

(a)

Upon the written instruction of the Company setting forth the Escrowed Payment to be returned on an Investor by Investor basis, the Escrow Agent shall return to Investors any such amounts.

(b)

From time to time until and including September 30, 2007, upon the receipt by Escrow Agent of a Company Release Request, together with certificates representing the shares of Preferred Stock to be issued to the Investors as set forth in such Company Release Request, the Escrow Agent will release the Escrowed Payment, in the amount specified in the Company Release Request, to the Company.

(c)

All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

(d)

Within five (5) days after receipt of joint written instructions signed by the Company and the Investors, or October 1, 2007, whichever occurs earlier, the escrow account shall be closed.  Promptly thereafter, all certificates for Preferred Stock shall be delivered to the Investors at the addresses set forth in Schedule A  in accordance with Company Release Requests theretofore delivered, and any remaining Escrowed Payments shall be returned to the Investors in accordance with percentages set forth on Schedule B-1 attached hereto.  From time to time on or prior to October 1, 2007, Investors may provide written instructions to the Escrow Agent to redesignate the percentages set forth in Schedule B-1 in their sole discretion, provided that all Investors whose percentages are redesignated, or would be affected by such redesignations, confirm such written instructions to Escrow Agent by signing same and provide written notice to all Investors, the Company and the Escrow Agent.

(e)

Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrowed Payment and Preferred Stock in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2

Acknowledgement of Company and Investor; Disputes.  The Company and the Investor acknowledge that the only terms and conditions upon which the Escrow Payment is to be released and the Preferred Stock delivered are set forth in Articles III and IV of this Agreement.  The Company and the Investors reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Payment and the delivery of the Preferred Stock.  Any dispute with respect thereto shall be resolved pursuant to Article IV or by agreement between the Company and Investor.

ARTICLE IV

STANDARD TERMS

4.1

Standard Terms.  The Standard Terms are incorporated by reference herein as if set forth in full herein.

ARTICLE V

GENERAL MATTERS

5.1

Standard Terms Control.  To the extent provisions in this Agreement conflict with the provisions in the Standard Terms, the provisions in the Standard Terms shall control.

5.2

[Reserved.]

5.3

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)

If to the Company, to:

Penthouse Media Group, Inc.

6800 Broken Sound Parkway NW

Boca Raton, FL 33487

Attn:

General Counsel

Fax: (561) 912-1747

(b)

If to the Investors, to:  the addresses and fax numbers listed on Schedule A hereto;

(c)

If to the Escrow Agent, to:

Moses & Singer LLP

405 Lexington Avenue

New York, New York 10174

Attn:

Howard Herman, Esq.

Fax:

917-206-4347

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.3.

5.4

Interest.  The Escrowed Payment shall be held in an interest bearing account.  Each Investor shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such Investor the Investor’s United States taxpayer identification number and other requested information and forms.

5.5

Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.6

Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.7

Counterparts/Execution.  This Agreement (and written instructions provided pursuant to this Agreement) may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

[Remainder of page is blank.]

5.8

Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

PENTHOUSE MEDIA GROUP INC.

the “Company”

By:

/s/ Marc H. Bell

Marc H. Bell, President

By:

/s/ Daniel C. Staton

Daniel C. Staton

Treasurer

By:

/s/ Authorized Signatory

Absolute Return Europe Fund

ESCROW AGENT:

/s/ Wai Y. Chan

MOSES & SINGER LLP

SCHEDULE A TO ESCROW AGREEMENT

INVESTOR	ESCROWED PAYMENT(S)
Absolute Return Europe Fund	US $695,842
Florescue Family Corporation	275,507
Russell H. Frye	79,305

TOTAL	1,050,654

SCHEDULE B-1 TO ESCROW AGREEMENT

INVESTOR	PERCENTAGE OF ESCROWED PAYMENT(S) TO BE REFUNDED, IF ANY

TOTAL	100.0%

EXHIBIT A TO ESCROW AGREEMENT

MOSES & SINGER LLP

STANDARD TERMS FOR ALL ESCROW AGREEMENTS

<Refer to separate pdf file>

MOSES & SINGER LLP

STANDARD TERMS FOR ALL ESCROW AGREEMENTS

Acceptance by Moses & Singer LLP (the “Escrow Agent”) of its duties under the escrow agreement (the “Escrow Agreement”) to which this is attached is subject to the following terms and conditions (the “Standard Terms”), which all parties to the Escrow Agreement hereby agree shall govern and control the rights, duties and privileges of the Escrow Agent and shall be deemed incorporated by reference into the Escrow Agreement as if set forth in full therein (the Escrow Agreement and these Standard Terms shall together be referred to as the “Agreement”):

The duties of the Escrow Agent are to be determined solely by the express provisions of the Agreement, and the Escrow Agent shall have no responsibilities except the performance of such duties as are specifically set forth in the Agreement.

The Escrow Agent shall not be liable for any error of judgment, any act taken or omitted by it, or any mistake in fact or law, except for its own willful misconduct. Without limiting the generality of the foregoing, the Escrow Agent shall not incur liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith.

The Escrow Agent shall be entitled to act on or rely upon any written notice, direction, request, waiver, consent, receipt or other document (including those transmitted by facsimile transmission, email, or other electronic teletransmission which is capable of producing a written record) which appears to have been signed or presented by the party or parties entitled to execute or deliver such document, and the Escrow Agent shall have no duty to inquire of or investigate the authorization, signature or authenticity of such person or document.

The Escrow Agent shall have no duty to invest or earn interest on any funds held in escrow.  It may, however, invest all or a portion of the same in U.S. Treasury securities having a remaining term to maturity of one year or less and/or deposit such funds or proceeds thereof in or with any bank, savings and loan association, trust company, money market mutual fund or financial institution (in its own name or in the name of any of its nominees), and the Escrow Agent shall have no liability or obligation for loss of any or all of such property by reason of the insolvency, failure or wrongful act of any such depositary.  Any payments by the Escrow Agent may be made, at the Escrow Agent’s election, by check or by wire transfer.  The Escrow Agent has no obligation to, and does not undertake to, perfect any security interest in any property, register any property or the proceeds thereof, invest or redeem any property or proceeds thereof, surrender or (except as expressly set forth in the Agreement) tender any property or the proceeds thereof for any reason, or in any other respect enforce the obligations or preserve the rights of any party relating to any notes, debt instruments, securities, contracts or other property or proceeds thereof held in escrow.

The Escrow Agent may resign its duties and shall thereupon be discharged from all further duties hereunder at any time upon giving 10 days’ written notice to the parties to the Agreement.  The parties to the Agreement will thereupon jointly designate a successor escrow agent hereunder within said 10-day period to whom the property held in escrow shall be delivered and shall deliver to the Escrow Agent a general release executed by all parties to the Agreement (other than the Escrow Agent) and shall pay the Escrow Agent in full any amounts owed to it under the Agreement.  In the absence of such a joint designation of a successor escrow agent and delivery of such release and amounts, and unless the Escrow Agent has deposited the property held in escrow with a court, the Escrow Agent shall retain the property theretofore held in escrow as custodian thereof until otherwise directed by the parties to the Agreement jointly, without further liability or responsibility.

The parties to the Agreement other than the Escrow Agent (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify each of the Escrow Agent and its members, employees and agents (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including reasonable counsel fees (including those of the Escrow Agent computed at its regular hourly rates), which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought or threatened to be brought, whether by any party to the Agreement or by any other person or entity, against any Indemnitee or in which any Indemnitee may become involved arising out of or relating directly or indirectly in any way to the Agreement or any transaction to which the Agreement directly or indirectly relates (including any action, claim or proceeding to enforce any indemnity obligation or any other obligation of any party to the Agreement).  If the indemnification provided for in this paragraph for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are, as between the Indemnitors, just and equitable to pay to the Indemnitees or to reimburse them for the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating directly or indirectly in any way to the Agreement or any transaction to which the Agreement directly or indirectly relates.  The provisions of this paragraph shall survive any termination of the Agreement, whether by disbursement of the property held in escrow, the resignation of the Escrow Agent or otherwise.

The Escrow Agent may, but shall not be obligated to, in its sole discretion at any time and from time to time, for any reason or for no reason, commence an interpleader or other action, suit or proceeding for the resolution of any controversy regarding the Agreement or the subject matter of its escrow.

1

THE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES, AND THE AGREEMENT CANNOT BE CHANGED OR TERMINATED EXCEPT BY A WRITING SIGNED BY ALL OF THE PARTIES TO THE AGREEMENT.  THE PARTIES TO THE AGREEMENT HEREBY AGREE THAT NO ACTION, SUIT OR PROCEEDING SHALL BE COMMENCED AGAINST THE ESCROW AGENT UNLESS (A) THE ESCROW AGENT SHALL FIRST HAVE BEEN GIVEN 30 DAYS’ WRITTEN NOTICE OF THE CLAIM AND (B) THE SAME IS BROUGHT IN A COURT OF COMPETENT JURISDICTION LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.  THE PARTIES TO THE AGREEMENT OTHER THAN THE ESCROW AGENT AGREE THAT IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED BY THE ESCROW AGENT, SERVICE BY MAIL AS PROVIDED HEREIN SHALL BE DEEMED GOOD, PROPER AND EFFECTIVE SERVICE UPON SAID PARTY, AND EACH CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE COUNTY OF NEW YORK (OR ANY OTHER COURT SELECTED BY THE ESCROW AGENT) IN ANY ACTION, SUIT OR PROCEEDING UNDER OR IN CONNECTION WITH THE AGREEMENT, HEREBY WAIVING ANY AND ALL RIGHT TO OBJECT TO THE JURISDICTION OR VENUE OF SAID COURT OR TO OBJECT THAT SUCH COURT IS AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the property held in escrow or any portion thereof, or as to any other matter arising out of or relating to the Agreement or the property held in escrow, the Escrow Agent shall not be required to make any inquiry or investigation, or make any determination as to such controversy, and need not make any delivery of such property but may retain it until the rights of the parties to the dispute shall have finally been determined by agreement in form, substance and formalities satisfactory to the Escrow Agent or by final order of a court of competent jurisdiction from which final order the time for appeal has expired without an appeal having been taken.  If and to the extent directed to do so by said agreement or final order the Escrow Agent shall deliver the property held in escrow within a reasonable time after the Escrow Agent has received written notice of any such agreement or final order, accompanied by proof satisfactory to it of the validity of such agreement and/or the finality of such order.  The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to the Agreement and identifies by name and address all parties to the controversy.  Notwithstanding anything to the contrary set forth in the Agreement, the Escrow Agent shall be entitled to comply with any order of any court or other lawful authority which has not been stayed.

All notices, requests and other communications which may or must be given hereunder shall be in writing (including facsimile transmission, email, or other electronic teletransmission which is capable of producing a written record) and shall be deemed to have been duly given when received or when mailed by registered or certified mail, return receipt requested, to each of the parties at their addresses set forth in the Agreement.  Any of the parties hereto by notice in writing delivered or mailed to the other parties hereto, as aforesaid, may change the name or address, or both, to which future notices to it shall be delivered or mailed.

The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, but not to the benefit of any third party other than the Indemnitees.  The Agreement and any rights thereunder may not be assigned without the written consent of the Escrow Agent, and any purported assignment without the Escrow Agent’s written consent shall be null and void and of no effect whatsoever.  The rights granted the Escrow Agent herein are cumulative and the exercise of any one or more rights hereunder shall not constitute a waiver of the Escrow Agent’s right to assert all other legal and equitable remedies available to it under the circumstances.  If one or more of the provisions or paragraphs of the Agreement shall be held to be illegal or otherwise void or invalid, the remainder of the Agreement shall not be affected and shall remain in full force and effect.

The parties to the Agreement acknowledge that the Escrow Agent has or may have represented one or more of the parties to the Agreement in the past, and consent to the continued representation by the Escrow Agent of one or more parties to the Agreement.

To the extent inconsistent with any terms or provisions of the Escrow Agreement to which this is attached, the provisions of these Standard Terms shall govern.

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2

EXHIBIT B TO ESCROW AGREEMENT

FORM OF COMPANY RELEASE REQUEST

                          , 2007

Moses & Singer LLP

405 Lexington Avenne

New York, NY 10174

Ladies & Gentlemen:

Reference is made to that certain Escrow Agreement, dated as of                , 2007, by and among Penthouse Media Group Inc. (the “Company”), the Investors signatory thereto, and Moses & Singer LLP, as escrow agent (the “Escrow Agent”) (the “Escrow Agreement”).  Pursuant to Section 3.1(a) of the Escrow Agreement, the Company hereby requests the release to the Company of $                   from the Escrowed Payment.

Enclosed herewith for delivery to the Investors, subject to and in compliance with the terms of the Escrow Agreement, are the following certificates representing shares of Preferred Stock issued to the Investors for their respective portions of the Escrowed Payment to be released pursuant to this request:

Investor	Certificate No.	No. of Shares of Preferred Stock

Very truly yours,

PENTHOUSE MEDIA GROUP INC.

By:

Name:

Title: